UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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FLUIDIGM CORPORATION

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Today’s News about a $250 Million Investment in Fluidigm

Team,

Today we announced that the Company will receive a $250 million investment from two leading life sciences investors, Casdin Capital and Viking Global Investors. The news is detailed in this morning’s press release.

This significant investment will have a profound and powerful impact on the execution of our strategies and achievement of sustainable growth. Casdin and Viking have proven records of partnering with life sciences and biotechnology companies to grow and scale while focusing on financial performance and value creation.

Upon the close of the investment announced today, Fluidigm will change its name to Standard BioTools Inc. While our mission, culture and commitment to customers will remain unchanged, this new name will reinforce our drive to become an essential solutions partner to the life science industry, with a focus on the highest growth areas of biological discovery and development.

This new direction for Fluidigm also marks the beginning of a new chapter for me personally. Today, we also announced that Dr. Michael Egholm will be appointed CEO of Standard BioTools, and Alex Kim will join the Company as COO and lead transformation activities. Michael has more than 25 years of proven leadership in developing and commercializing innovative technologies, and Alex is a seasoned executive with substantial experience developing corporate strategy from which the Company will benefit. In the unlikely event that we do not close the transaction before May 15, 2022, Michael will take over as CEO, effective immediately. At that time, I will subsequently serve as an advisor until November 30, 2022 to ensure a smooth transition.

Since joining Fluidigm in 2016, I have been impressed by your commitment to accelerate customer adoption of our technology, innovate products and support the most pressing research needs in human health. Most recently, you introduced two new, world-class instrument systems, CyTOF® XT and Biomark™ X, despite an uncertain and challenging macro environment.

More broadly, we established a new standard in spatial imaging. We provided the technological footing for groundbreaking research in discovery, translational and clinical research. Our microfluidics technology, so extraordinarily powerful in miniaturizing and automating complex workflows, has been a unique and essential tool with applications ranging from proteomics detection to classical gene expression and genotyping.

And let’s not forget that, together, we brought the power of both technologies to bear as the world grappled with an unprecedented pandemic. We continue to be integral in this respect, partnering with the NIH, DARPA and other key players in the global response to COVID-19.

It has been an honor to be part of such a talented team, and I am very proud of the great things we have accomplished together. I have learned a great deal from my Fluidigm colleagues and worked alongside some extraordinarily talented people.

Our strategies, now supported by the substantial resources enabled by this investment and Michael and Alex’s leadership, will ensure that Standard BioTools becomes integral to future health care decision making. The track record you have established in responding to change and seizing opportunity gives me great confidence for 2022 and beyond.

I want to emphasize that nothing is changing today. We hope that the close of the transaction will occur late in Q1, but until that time, it’s largely business as usual. I encourage you all to keep up the momentum as you deliver critically needed products into the hands of customers.

While we cannot answer every question today, please know that we will keep you informed as more details become available.

Your work has provided the world with technologies grounded in the areas of science that are forming the new foundation of healthcare decision making. I look forward to seeing great success from the Standard BioTools team.

Be well.

Chris

If you receive external inquiries from media or others regarding this matter, do not respond, but instead forward such inquiries to Mark Spearman in Corporate Communications.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Fluidigm’s planned use of the proceeds from the transactions described in this communication (the “Transaction”); cost structure optimization; acceleration of growth; investments to expand Fluidigm’s customer base; plans for Fluidigm’s products; the expected timing and closing of the investment; and other expectations for Fluidigm following the closing of the Transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to: Fluidigm’s liquidity position and financing requirements; any failure to obtain required stockholder approval of the Transaction; the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm’s current plans and operations, including through the loss of customers and employees; changes in Fluidigm’s business or external market conditions; the impact of the Covid-19 pandemic and related government mandate; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; Fluidigm’s ability to achieve its expected strategic, financial and operational plans. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Additional Information and Where to Find It

Fluidigm, its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the Transaction. Fluidigm plans to file a proxy statement (the “Transaction Proxy Statement”) with SEC in connection with the solicitation of proxies to approve the Transaction.

Nicolas M. Barthelemy, Gerhard F. Burbach, Laura M. Clague, Bill W. Colston, S. Christopher Linthwaite, Carlos V. Paya and Ana K. Stankovic, all of whom are members of Fluidigm’s Board of Directors, and Vikram Jog, who is Fluidigm’s Chief Financial Officer, are participants in Fluidigm’s solicitation. Other than Mr. Linthwaite, none of such participants owns in excess of 1% of Fluidigm’s common stock. Mr. Linthwaite may be deemed to own approximately 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Fluidigm’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 14, 2021. To the extent that holdings of Fluidigm’s securities by such persons have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

In addition, Eli Casdin and Dr. Martin D. Madaus are participants in Fluidigm’s solicitation. Neither Mr. Casdin nor Dr. Madaus owns in excess of 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Fluidigm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FLUIDIGM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Fluidigm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction will also be available, free of charge, at Fluidigm’s investor relations website (investors.fluidigm.com) or by writing to Fluidigm Corporation, Attention: Investor Relations, 2 Tower Place, Suite 2000, South San Francisco, CA 94080.